(PAGE)                           STOCK PURCHASE AGREEMENT

            This STOCK PURCHASE AGREEMENT (this "Agreement"), dated as of March 1, 1999, is by and among Equus Gaming Company, L.P. a Virginia limited partnership, with its principal executive offices at 650 Munoz Rivera Avenue, Hato Rey, Puerto Rico (the "Buyer") and Housing Development Associates, S.E., a partnership organized under the laws of Puerto Rico, with its principal executive offices at 650 Munoz Rivera Avenue, Hato Rey, Puerto Rico (the "Seller");

                                  WITNESSETH:

      WHEREAS, the Seller owns one hundred fifty thousand shares (150,000) shares of the Common Stock of Equus Entertainment de Panama, S.A., a corporation organized under the laws of Panama ("EEP"), and fifteen thousand (15,000) shares of the Common Stock of Galapagos S.A., a corporation organized under the laws of the Dominican Republic ("Galapagos") (collectively, the "Shares");

      WHEREAS, Seller has made certain advances to Galapagos and EEP as set forth in Exhibit 1.2 attached hereto (the "Receivables"); WHEREAS, Seller has guaranteed certain indebtedness of Galapagos as set forth on Exhibit 1.2 attached hereto (the "Guaranteed Debt");

      WHEREAS, the Buyer desires to purchase from the Seller, and the Seller desires to sell to the Buyer, the Shares and the Receivables upon the terms and conditions provided in this Agreement in order to provide liquid assets to Seller to meet its obligations under the Trust Indenture identified in Section 4.3 hereof and to relieve Seller of the obligation to make further cash advances to Galapagos to enable it to meet operating expenses and to fund necessary capital improvements;

      WHEREAS, the Board of Directors of the Managing General
Partner of the Seller and Buyer has determined in its respective capacity on behalf of Seller and Buyer that the terms of the purchase and sale contemplated hereby are fair and no less favorable to Seller and Buyer than would be available in a comparable transaction in arm's length dealing with an unaffiliated third party;

      NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, the Seller and the Buyer hereby agree as follows:







(PAGE)                              ARTICLE 1

                   PURCHASE AND SALE OF THE SHARES; CLOSING


            1.1. Sale of the Shares and Receivables. Subject to the terms and conditions set forth in this Agreement, at the Closing referred to in Section 1.4 hereof, the Buyer agrees to purchase from the Seller, and the Seller agrees to sell and deliver to the Buyer, the Shares and the Receivables.


            1.2. Purchase Price. The Buyer shall pay to the Seller, in consideration of the sale of the Shares and Receivables an aggregate amount equal to the Closing Payment. At the Closing, the Buyer shall pay to the Seller One Million Eight Hundred Fifty Thousand Dollars ($1,850,000), in cash by wire transfer of immediately available funds to a bank account specified in writing by the Seller to be allocated to the assets purchased as shown on
Exhibit 1.2 (the "Closing Payment").

            1.3. Indemnification of Guaranteed Debt. Following the Closing the Buyer shall indemnify and hold harmless the Seller from any liability arising under the Guaranteed Debt.

            1.4. Taxes. The Buyer shall be responsible for the payment of any transfer, sales, use or other similar taxes imposed by reason of the transfer of the Shares and Receivables and any deficiency, interest or penalty with respect to such taxes.

            1.5. Closing. Subject to the conditions set forth in this Agreement, the sale and delivery of the Shares and the Receivables pursuant to this Agreement (the "Closing") shall take place at the offices of the Buyer on March 19, 1999, or on such other date or at any other place as is mutually agreed to by the Buyer and Seller. The date on which the Closing is to occur is herein referred to as the "Closing Date".

            1.6. Deliveries at the Closing. Subject to the terms and conditions set forth in this Agreement, at the Closing:

            (a) The Seller shall deliver, or cause to be delivered, to the Buyer (i) certificates representing all of the Shares, registered in the name of the Buyer with all necessary stock transfer and other documentary stamps attached, and (ii) evidence satisfactory to Buyer confirming to Buyer the assignment of the Receivables.




(PAGE)      (b)   The Buyer shall deliver to the Seller (i) the
Closing Payment, and (ii) all agreements, certificates and other instruments and documents required to be delivered by the Buyer to the Seller in connection with this Agreement.


                                   ARTICLE 2

                       REPRESENTATIONS AND WARRANTIES OF
                                  THE SELLER

            The Seller hereby represent and warrant to the Buyer, as follows:
            2.1. Organization and Good Standing. The Seller is a partnership duly organized and validly existing under the laws of the Commonwealth of Puerto Rico and has the power and authority to own, lease and operate the properties used in its business and to carry on its business as now being conducted.

            2.2.  Ownership of the Shares and Receivables.

            (a) All of the Shares have been duly authorized and validly issued and are fully paid and nonassessable.

            (b) The Seller is the beneficial and record owner of the Shares and Receivables free and clear of any security interest, pledge, lien, charge, claim, option, equity right, restriction on transfer, or encumbrance of any nature whatsoever (each, an "Encumbrance"). Other than this Agreement, and as shown on Exhibit 2.2, there is no security, option, warrant, right, call, subscription agreement, trust, commitment, encumbrance or understanding of any nature whatsoever, fixed or contingent, relating to the sale, pledge, transfer or other disposition by the Seller of any of the Shares or the Receivables. The Seller has, and upon consummation of the transaction contemplated hereby, the Buyer will acquire good and valid title to the Shares and Receivables, free and clear of any Encumbrances.

            2.3. Authority. The Seller has all necessary power and authority to enter into this Agreement and any other agreements and instruments to be executed and delivered by it hereunder and to perform its obligations hereunder. The execution, delivery and performance of this Agreement and such other agreements and instruments and the consummation of the transactions contemplated hereby and thereby have been, or prior to the Closing Date will have been, duly authorized and approved by the general partner of the Seller, and no other proceedings on the part of the Seller, are necessary to authorize and approve this Agreement and such other agreements and instruments and the transactions contemplated hereby and thereby.

(PAGE) 2.4. Binding Agreement. This Agreement has been, and any other agreements and instruments to be executed and delivered hereunder by the Seller will be, duly executed and delivered by the Seller, and are or will be valid and binding obligations of the Seller, enforceable in accordance with their terms, except that (a) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights, and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

            2.5. No Violation. The execution and delivery of this Agreement and any other agreements and instruments to be executed and delivered hereunder by the Seller and the consummation of the transactions contemplated hereby and thereby will not:

            (a) conflict with or violate any provisions of the partnership agreement of the Seller;

            (b) conflict with or violate any law, regulation, court order, judgment, or decree binding upon or applicable to the Seller or by which any of the properties or assets of the Seller is bound or affected;

            (c) conflict with or result in any breach of or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or give any person (including the Seller) any rights of termination or cancellation with respect to, or any right to assert any remedy whether in contract, tort or otherwise under any governing corporate document or any material contract, understanding, instrument, lease, indenture, loan, permit, license, franchise, or other agreement of any nature whatsoever to which the Seller is a party or by which the Seller, or the property of the Seller is bound or affected, or result in the creation of a lien or encumbrance on any of the properties or assets of the Seller; or

            (d) cause the acceleration of any payment or performance obligation by, or the loss of any rights, advantages or privileges of, the Seller, under any such contract, instrument, permit, license, franchise or other agreement or require any action by or in respect of, or filing with, any governmental body, agency or official; or

            (e) result in the imposition of any Encumbrance on the Shares.

            2.6.  Consents and Approvals.  Except as set forth on
Schedule 2.6, no consent, approval or authorization of any person is required for the execution, delivery and performance of this
(PAGE)
Agreement, and any other agreements and instruments to be executed and delivered hereunder by the Seller or the consummation of the transactions contemplated hereby and thereby, including, without limitation (i) consents required pursuant to the terms of any loan, contract, lease or other agreement to which the Seller is a party or by which the Seller and (ii) consents from any governmental body, agency or official.


                                   ARTICLE 3

                        REPRESENTATIONS AND WARRANTIES
                                 OF THE BUYER

            The Buyer hereby represents and warrants to the Seller as of the date hereof, as follows:

            3.1. Organization and Good Standing. The Buyer is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Virginia and has the corporate power and authority to own, lease and operate the properties used in its business and to carry on its business as now being conducted.

            3.2. Authority. The Buyer has all necessary corporate power and authority to enter into this Agreement and any other agreements and instruments to be executed and delivered by the Seller hereunder and to perform its obligations hereunder and thereunder.

            3.3. Binding Agreement. This Agreement and any other agreements and instruments to be executed and delivered hereunder by the Buyer will be duly executed and delivered by the Buyer and are or will be valid and binding obligations of the Buyer, enforceable in accordance with their terms, except that (a) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights, and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

            (a) No Violation. The execution and delivery of this Agreement and any other agreements and instruments to be executed and delivered hereunder by the Buyer and the consummation of the transactions contemplated hereby and thereby will not:

            (b) conflict with or violate any provisions of the certificate of limited partnership or partnership agreement of the Seller;
(PAGE)      (c)   conflict with or violate any law, regulation, court
order, judgment, or decree binding upon or applicable to the Buyer or by which any material portion of the property of the Buyer is bound or affected;

            (d) conflict with or result in any breach of or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or give the Buyer or any other party any rights of termination or cancellation with respect to, or result in the creation of a lien or encumbrance on any of the material properties or assets of the Buyer pursuant to any material contract, instrument, permit, license, franchise, or other agreement to which the Buyer is a party or by which the Buyer or his property is bound or affected; or

            (e) cause the acceleration of any payment or performance obligation by, or the loss of any rights, advantages or privileges of the Buyer under any such contract, instrument, permit, license, franchise or other agreement, or require any action by or in respect of, or filing with, any governmental body, agency or official of the United States or any political subdivision thereof.

            3.4. Consents. No filing with any governmental body or agency or consent of any Person is required for the execution and delivery of this Agreement and any other agreements and instruments to be executed and delivered hereunder by the Buyer or the consummation of the transactions contemplated hereby and thereby, including, without limitation, consents required pursuant to the terms of any loan, contract, lease or other agreement to which the Buyer is a party or by which the Buyer may be bound.

            3.5. Investment Representation. The Buyer is acquiring the Shares for its own account, for investment and not with a view to the distribution thereof, nor with any present intention of distributing the same. The Buyer understands that the Shares have not been registered under the Securities Act of 1933, by reason of their issuance in a transaction exempt from the registration requirements of that Act and that they must be held indefinitely unless a subsequent disposition thereof is registered under that Act and any applicable state securities laws or is exempt from registration.

                                   ARTICLE 4

                           COVENANTS OF THE PARTIES

            4.1.Further Assurances. Subject to the terms and conditions of this Agreement, each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations, or otherwise to
(PAGE)
fulfill its obligations under this Agreement and to consummate and make effective the sale of the Shares and Receivables pursuant to this Agreement. This covenant shall survive the Closing.

            4.2. Consents. Each of the parties hereto shall use all reasonable efforts to obtain consents of all Persons and governmental authorities necessary for the consummation of the sale of the Shares pursuant to this Agreement. This covenant shall survive the Closing.

            4.3. Buyer's Undertakings. Buyer acknowledges that Seller has disclosed to it the terms of the Trust Indenture by and among El Comandante Capital Corporation, Housing Development Associates, Seller and Banco Popular as Trustee, dated as of December 15, 1993, as amended, as such terms apply or could apply to the transfer of the Galapagos Shares pursuant to the terms of this Agreement, and that Seller has further disclosed to Buyer the terms and conditions of the Founders' Agreement of Galapagos as they may pertain to the transfer of the Galapagos Shares pursuant to the terms of this agreement. Buyer agrees to indemnify and hold harmless Seller from any and all obligations that may arise under such agreements as a result of the transfer of the Galapagos Shares under this Agreement. This Buyer's undertaking to indemnify and hold harmless Seller is for the benefit of Seller only and shall not create any rights, direct or indirect, on behalf of any third party and shall be limited to rescission of the transaction or, at Buyer's option, an encumbrance on the Galapagos Shares. In consideration of the foregoing, Seller transfers and assigns to Buyer all of its rights under the Galapagos Shareholders Agreement. This covenant shall survive the Closing.


                                   ARTICLE 5

                             CONDITIONS TO CLOSING

            5.1.  Conditions to the Obligations of Each Party to
Effect the Closing. The respective obligations of each party to effect the Closing shall be subject to the fulfillment, at or prior to the Closing, unless waived by the parties hereto, of the following conditions:

            (a) Absence of Injunction or Investigation. No statute, rule, regulation, order, stay, injunction or decree shall have been promulgated, enacted, entered or enforced, and no investigation or inquiry shall be pending or, to the knowledge of the the Buyer or the Seller, threatened against the Buyer and or the Seller by any government, governmental authority, governmental agency or court of competent jurisdiction which would prevent or make illegal the consummation of the transactions contemplated hereby, or which
(PAGE)
would impose additional conditions on the parties hereto in order to consummate the transactions contemplated hereby.

            (b) No Violation of Statutes, Rules, etc. There shall not be any applicable statute, rule, regulation, order or decision promulgated, enacted, entered into or made by any government or governmental authority that prohibits the purchase of the Shares and Receivables by the Buyer or otherwise restricts or prohibits the consummation of the transactions contemplated hereunder.

            5.2. Additional Conditions to the Obligation of the Buyer to Effect the Closing. The obligation of the Buyer to effect the Closing is also subject to the following conditions unless waived by the Buyer:

            (a) Representations and Warranties; Agreements; Covenants. Each of the representations and warranties of the Seller and contained in this Agreement shall be true and correct as of the Closing as though such representations and warranties were made at and as of the Closing. Each of the obligations of the Seller required by this Agreement to be performed by them at or prior to the Closing shall have been duly performed and complied with in all material respects as of the Closing

            (b) Consents. All material permits, authorizations, consents and approvals of governmental and regulatory authorities or any other Persons required to be obtained by the Seller as a condition to the lawful consummation of the transactions contemplated hereby shall have been obtained, including, but not limited to any and all consents required under any material contract that the Seller is a party to.

            5.3. Additional Conditions to the Obligation of the Seller to Effect the Closing. The obligation of the Seller to effect the Closing is also subject to the following conditions, unless waived by the Seller:

            (a) Representations and Warranties; Agreements; Covenants. Each of the representations and warranties of the Buyer contained in this Agreement shall be true and correct as of the Closing as though such representations and warranties were made at and as of the Closing. Each of the obligations of the Buyer required by this Agreement to be performed by him at or prior to the Closing shall have been duly performed and complied with in all material respects as of the Closing





(PAGE)
            (b) Consents. All material permits, authorizations, consents and approvals of governmental and regulatory authorities or any other Persons required to be obtained by the Buyer as a condition to the lawful consummation of the transactions contemplated hereby shall have been obtained.


                                   ARTICLE 6

                                 MISCELLANEOUS

            6.1. Headings. The section headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

            6.2. Successors; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, and nothing herein shall be construed to create any rights enforceable by any other Person. This Agreement may not be assigned by any party to it without the prior written consent of all other parties.

            6.3. Entire Agreement. This Agreement (including the Exhibits hereto) embodies the entire agreement and understanding of the parties with respect to the transactions contemplated hereby and supersedes all prior written or oral commitments, arrangements or understandings with respect thereto. There are no restrictions, agreements, promises, warranties, covenants or undertakings with respect to the transactions contemplated hereby other than those expressly set forth herein.

            6.4. Modifications, Amendments and Waivers. This Agreement may be modified or amended only by a written agreement executed by all parties hereto. No waiver of any right or term hereof shall be effective unless in a writing executed by the waiving party. No waiver of any right or privilege hereunder shall operate as a waiver of any subsequent or similar right or privilege.

            6.5. Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and each of which shall be deemed an original.

            6.6. Governing Law. This Agreement shall be governed by the laws of the Commonwealth of Virginia (regardless of the laws that might be applicable under principles of conflicts of law) as to all matters, including, but not limited to, matters of validity, construction, effect and performance.
(PAGE)
            6.7. Severability. If any term, provision or clause of this Agreement or any application thereof shall be held to be invalid, illegal or unenforceable for any reason in any particular jurisdiction, the validity, legality or enforceability of the remaining provisions of this Agreement and any other application of such term, provision or clause shall not be affected thereby in such jurisdiction, and this Agreement and such application shall not, in any manner, be affected thereby in any other jurisdiction.
To the extent permitted by applicable law, each party waives any provision of law which renders any provision of this Agreement invalid, illegal or unenforceable in any respect.

            6.8. Specific Performance. The Buyer and the Seller recognize that any breach of the terms of this Agreement may give rise to irreparable harm for which money damages would not be an adequate remedy, and accordingly agree that, in addition to other remedies, any non-breaching party shall be entitled to enforce the terms of this Agreement by a decree of specific performance without the necessity of proving the inadequacy of money damages as a remedy.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

The Buyer:

EQUUS GAMING COMPANY, L.P.

      ------------------------
By:   s/s Thomas B. Wilson
      ------------------------
      President of Equus Management Company,
      Its Managing General Partner

The Seller:

HOUSING DEVELOPMENT ASSOCIATES, S.E.

By:   Equus Entertainment Corporation, Managing Partner of
      Housing Development Associates S.E.


      -----------------------------
By:   s/s/ Angel Blanco-Bottey
      -----------------------------
      Senior Vice President of
      Equus Entertainment Corporation,
      its Managing Partner

(PAGE)                            Exhibit 1.2

                          to Stock Purchase Agreement


Receivables from Galapagos
--------------------------

Promissory notes dated as of November 3, 1997, due on demand


Receivables from EEP
----------------------
$350,000 in advances


Guaranteed Debt:
----------------------

Capital leases between Galapagos and General Electric Capital
Corporation of Puerto Rico pursuant to the following promissory notes:

                                    Original
      Date                          Amount
      -------                       ----------
      December 5, 1995              $101,525
      December 3, 1996                92,250
      November 25, 1997              249,180
      July 28, 1995                  448,000
      May 8, 1998                    200,820